UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2008 (August 15, 2008)

LINN ENERGY, LLC

 (Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Completion of Acquisition or Disposition of Assets.

On August 15, 2008, Linn Energy, LLC (the “Company”) announced that it had closed its previously announced disposition of certain oil and gas properties in the Verden area in Oklahoma to Laredo Petroleum, Inc. (“Laredo”) for a contract price of $185 million, subject to closing adjustments (the “Disposition”).

The foregoing description of the Disposition does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase and Sale Agreement, dated May 30, 2008, between the Company and certain of its subsidiaries and Laredo, a copy of which was filed as Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

A copy of the press release announcing the closing of the Disposition is attached to this Report as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Linn Energy, LLC dated August 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: August 21, 2008	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary